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                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE

       Everett Tackett                        Dan Martin
       Director Public Relations              Director Investor Relations
       ON Semiconductor                       ON Semiconductor
       (602) 244-4534                         (602) 244-4905
       everett.tackett@onsemi.com             dan.martin@onsemi.com


         ON SEMICONDUCTOR ANNOUNCES RECORD REVENUES AND EARNING FOR 2000

Overall Product Revenues Increase 24% - Integrated Circuit Revenues Increase 44%

PHOENIX, ARIZ. - JAN. 31, 2001 - ON Semiconductor (Nasdaq: ONNN) today announced that total product revenues in the fourth quarter of 2000 were $490.7 million, an increase of $62.9 million, or 15%, compared to the fourth quarter of 1999. Excluding amortization of intangibles and other charges, net income was $21.2 million, or $0.12 per diluted share, in the fourth quarter of 2000 compared to $21.2 million, or $0.10 per diluted share, in the fourth quarter of 1999. Including amortization of intangibles and other charges, the Company reported net income of $17.7 million, or $0.10 per diluted share, for the fourth quarter of 2000 compared to $19.0 million, or $0.09 per diluted share, in the fourth quarter of 1999. The above results are consistent with the revised fourth quarter guidance given by the Company on December 12, 2000.

     Product revenue in 2000 was a record $2.012 billion, an increase of $388.0 million, or 24%, compared to pro forma 1999. Excluding amortization of intangibles and other charges, net income was a record $117.7 million, or $0.66 per diluted share, in 2000 compared to $61.8 million, or $0.25 per diluted share, in pro forma 1999. Including amortization of intangibles and other charges, the Company reported net income of $71.1 million, or $0.38 per diluted share, in the 2000 compared to $59.6 million, or $0.24 per diluted share, in pro forma 1999.

     The combined integrated circuit businesses, which include the company's strategic analog and broadband businesses, achieved record revenues in 2000 and as of year end, represented 52% of total product revenues, compared to 45% at the end of fiscal year 1999.



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     Revenue from integrated circuits increased 44% for the full year compared to 1999 and was up 30% in the fourth quarter of 2000, compared to the fourth quarter of 1999. In the fourth quarter of 2000, analog revenues increased 42% to $128.1 million and broadband revenues were up 34% to $78.3 million, compared to the fourth quarter 1999.

     Product gross margin was 35.4% in 2000 compared to 30.4% in pro forma 1999 and 34.3% in the fourth quarter of 2000, compared to 31.2% in the fourth quarter of 1999. Earnings before interest, taxes, depreciation and amortization, excluding minority interests and other charges in 2000 were $463.1 million, compared to $375.4 million in pro forma 1999 and $98.7 million the fourth quarter of 2000, compared to $105.8 million in the fourth quarter of 1999.

     Commenting on the results, Steve Hanson, President and Chief Executive Officer of ON Semiconductor, said, "The growth in our integrated circuit revenues and margin expansion is evidence that we continue to make progress in focusing ON Semiconductor toward fast growing, high-performance broadband and power-management integrated circuits used in numerous advanced devices, ranging from high-speed fiber optic networking equipment to today's advanced portable electronics."

     Citing the proof of the Company's progress in executing this product transition, Hanson commented, "In a little over a year as an independent company, ON Semiconductor has established itself as the second leading provider of analog power-management semiconductors worldwide according to Venture Development Group. This year alone, ON sold more than $500 million in analog and $300 million in broadband semiconductors."

     Noting the Company's commitment to new product development, Hanson added, "ON Semiconductor introduced 160 new products in the fourth quarter of 2000, bringing the total new product introductions for the year to more than 400, more than doubling new product introductions in 1999. With 2000 R&D spending of $69.2 million including $20.6 million in the fourth quarter, we continue to make progress toward our target of tripling our new product research and development investment by the year 2001 compared to 1999. Approximately eighty percent of this investment is focused on our higher growth, higher margin analog and broadband businesses."


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
LOOKING FORWARD

     The Company provides the following forward-looking statements based on current market conditions and expectations:

- Product revenues in the first quarter of 2001 are expected to be down 10% to 12% compared to product revenue of $451.5 million reported in the first quarter of 2000. The Company believes this expected decline is consistent with the expectations of other large semiconductor manufacturers.

- While visibility remains limited, the Company expects, based on current market projections, to see record revenues in the second half of 2001.

- The Company maintains its commitment to invest in R&D at levels previously stated, expected to be between $110 and $120 million in fiscal 2001, primarily focused on our high-growth, high-margin analog and broadband businesses.

- Now that the Company has substantially completed its separation from Motorola, it will move into the next phase of transformation in which it expects to reduce SG&A expenses through improved process efficiencies, reduced outside services and limited work force reductions. These actions are expected to lower SG&A cost by approximately 20% or $60 million in 2001 compared to 2000. The Company expects this to result in a restructuring charge in the first quarter of 2001.

     In closing, Hanson stated, "As a result of the Company's continued migration towards higher growth and higher margin products combined with the anticipated positive impact of the SG&A cost transformation, the Company expects, based on current market projections, record gross and operating margins in the second half of 2001."

ABOUT ON SEMICONDUCTOR

    ON Semiconductor (Nasdaq: ONNN) is a global supplier of high-performance broadband and power management integrated circuits and standard semiconductors used in numerous advanced devices ranging from high-speed fiber optic networking equipment to the precise power management functions in today's advanced portable electronics. For more information visit ON Semiconductor's Web site at http://www.onsemi.com.




ON Semiconductor and the ON Semiconductor logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.



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This press release includes "forward-looking statements" as that term is defined in the Private Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans," or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of manufacturing capacity, availability of raw materials, competitors' actions relating to products and pricing, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, risks associated with acquisitions, changes in management and risks involving environmental or other governmental regulation. Additional factors that could affect the company's future operating results are described under "Risk Factors" in the Registration Statement on Form S-1 and the Prospectus dated April 27, 2000 relating to our initial public offering, and other factors as listed from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.







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                                ON SEMICONDUCTOR

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in millions, except per share amounts)

                                                           Three months ended December 31,         Year ended December 31,
                                                           -------------------------------         -----------------------
                                                                                                                    1999
                                                                2000            1999               2000          (Pro Forma)
                                                                ----            ----               ----          -----------
Revenues:
   Net product revenues                                        $ 490.7        $ 427.8            $2,012.2         $1,624.2
   Foundry revenues from Motorola                                  2.7           41.9                61.7            161.0
                                                               -------        -------            --------         --------
      Total revenues                                             493.4          469.7             2,073.9          1,785.2
Cost of sales                                                    324.7          332.5             1,355.0          1,284.7
                                                               -------        -------            --------         --------
Gross profit                                                     168.7          137.2               718.9            500.5
                                                               -------        -------            --------         --------
Operating expenses:
   Research and development                                       20.6            9.4                69.2             37.1
   Selling and marketing                                          26.8           15.1               100.1             63.6
   General and administrative                                     58.4           45.1               233.4            171.6
   Amortization of goodwill and other intangibles                  5.9           --                  16.8             --
   Write-off of acquired in-process research
      and development                                             --             --                  26.9             --
   Restructuring charges                                          --              3.7                 4.8              3.7
                                                               -------        -------            --------         --------
      Total operating expenses                                   111.7           73.3               451.2            276.0
                                                               -------        -------            --------         --------
Operating income                                                  57.0           63.9               267.7            224.5
                                                               -------        -------            --------         --------
Other income (expenses), net:
   Interest expense                                              (30.8)         (33.3)             (131.2)          (130.6)
   Equity in earnings of joint ventures                            0.1            0.7                 4.4              3.8
                                                               -------        -------            --------         --------
      Other income (expenses), net                               (30.7)         (32.6)             (126.8)          (126.8)
                                                               -------        -------            --------         --------
Income before income taxes, minority interests and
  extraordinary loss                                              26.3           31.3               140.9             97.7
Provision for income taxes                                        (8.3)         (11.6)              (50.1)           (36.1)
Minority interests                                                (0.3)          (0.7)               (2.2)            (2.0)
                                                               -------        -------            --------         --------
Net income before extraordinary loss                              17.7           19.0                88.6             59.6
Extraordinary loss on debt prepayment (net of tax)                --             --                 (17.5)            --
                                                               -------        -------            --------         --------
Net income                                                        17.7           19.0                71.1             59.6
Less: Redeemable preferred stock dividends                        --             (6.4)               (8.8)           (25.4)
                                                               -------        -------            --------         --------
Net income available for common stock                          $  17.7        $  12.6            $   62.3         $   34.2
                                                               =======        =======            ========         ========

Earnings per common share(1):
   Basic:
      Net income before extraordinary loss                     $  0.10        $  0.09            $   0.50         $   0.25
      Extraordinary loss on debt prepayment                      --             --                  (0.11)           --
                                                               -------        -------            --------         --------
      Net income                                               $  0.10        $  0.09            $   0.39         $   0.25
                                                               =======        =======            ========         ========
   Diluted:
      Net income before extraordinary loss                     $  0.10        $  0.09            $   0.49         $   0.24
      Extraordinary loss on debt prepayment                      --             --                  (0.11)           --
                                                               -------        -------            --------         --------
      Net income                                               $  0.10        $  0.09            $   0.38         $   0.24
                                                               =======        =======            ========         ========

Weighted average common shares outstanding:
   Basic                                                         172.3          136.7               160.2            136.7
                                                               =======        =======            ========         ========
   Diluted                                                       177.0          144.6               165.6            144.6
                                                               =======        =======            ========         ========


Earnings excluding amortization of intangibles
  and other charges:
   Net income                                                  $  17.7        $  19.0            $   71.1         $   59.6
   Add: Amortization of goodwill and
          other intangibles (net of tax)                           3.5           --                  10.1             --
        Write-off of acquired in-process research
          and development (net of tax)                            --             --                  16.1             --
        Restructuring charges (net of tax)                        --              2.2                 2.9              2.2
        Extraordinary loss on debt
          prepayment (net of tax)                                 --             --                  17.5             --
                                                               -------        -------            --------         --------
   Earnings excluding amortization of intangibles
    and other charges                                             21.2           21.2               117.7             61.8
   Less: Redeemable preferred stock dividends                     --             (6.4)               (8.8)           (25.4)
                                                               -------        -------            --------         --------
   Net income available for common stock                       $  21.2        $  14.8            $  108.9         $   36.4
                                                               =======        =======            ========         ========

   Earnings per diluted share(1)                               $  0.12        $  0.10            $   0.66         $   0.25
                                                               =======        =======            ========         ========

(1) Basic earnings per common share are computed by dividing net income available for common stock (net income less dividends accrued on the redeemable preferred stock) by the weighted average number of common shares outstanding during the period. Diluted earnings per share incorporates the incremental shares issuable upon the assumed exercise of stock options.



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                                ON SEMICONDUCTOR
                          CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                                                             DECEMBER 31,   DECEMBER 31,
                                                                                2000            1999
                                                                             -----------    -----------
ASSETS

Cash and cash equivalents                                                      $  188.9       $  126.8
Receivables, net                                                                  271.2          249.7
Inventories                                                                       258.1          206.2
Other current assets                                                               39.6           26.0
Deferred income taxes                                                              40.7           28.4
                                                                               --------       --------
     Total current assets                                                         798.5          637.1

Property, plant and equipment, net                                                648.2          569.7
Deferred income taxes                                                             286.8          289.0
Investments in joint ventures                                                      45.3           40.4
Goodwill and other intangibles, net                                               140.8           --
Other assets                                                                      103.4           80.6
                                                                               --------       --------
     Total assets                                                              $2,023.0       $1,616.8
                                                                               ========       ========

LIABILITIES, MINORITY INTERESTS, REDEEMABLE PREFERRED STOCK AND
     STOCKHOLDERS' EQUITY (DEFICIT)

Accounts payable                                                               $  175.0       $  122.5
Accrued expenses                                                                  186.3          142.8
Income taxes payable                                                               22.3           31.9
Accrued interest                                                                   17.9           30.1
Current portion of long-term debt                                                   5.6           --
                                                                               --------       --------
     Total current liabilities                                                    407.1          327.3

Long-term debt                                                                  1,252.7        1,295.3
Other long-term liabilities                                                        20.8           12.2
                                                                               --------       --------
     Total liabilities                                                          1,680.6        1,634.8
                                                                               --------       --------
Minority interests in consolidated subsidiaries                                     6.7           10.1
                                                                               --------       --------
Redeemable preferred stock                                                         --            219.6
                                                                               --------       --------
Common stock                                                                        1.7            1.4
Additional paid-in capital                                                        728.4          204.2
Accumulated other comprehensive income                                             (0.7)           2.7
Accumulated deficit                                                              (393.7)        (456.0)
                                                                               --------       --------
     Total stockholders' equity (deficit)                                         335.7         (247.7)
                                                                               --------       --------
     Total liabilities, minority interests, redeemable preferred stock
      and stockholders' equity (deficit)                                       $2,023.0       $1,616.8
                                                                               ========       ========



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